Exhibit 10.6

LETTER AMENDMENT NO. 2
TO
THIRD AMENDED AND RESTATED MASTER SHELF AGREEMENT

As of June 29, 2004

The Prudential Insurance Company of America (“PICA”)
Pruco Life Insurance Company (“Pruco”)
Prudential Investment Management, Inc. (“Prudential”)
ING Life Insurance & Annuity Company (“ING”)
Each Purchaser listed on the Purchaser Schedule attached hereto
c/o Prudential Capital Group
2200 Ross Avenue, Suite 4200E
Dallas, Texas 75201

Ladies and Gentlemen:

We refer to the Third Amended and Restated Master Shelf Agreement dated as of December 19, 1991 (effective as of January 13, 2003) (as amended by the Letter Amendment No. 1 to Third Amended and Restated Master Shelf Agreement dated as of April 24, 2003, the “Agreement”), among PICA, Pruco, Prudential, ING and Western Gas Resources, Inc., a Delaware corporation (the “Company”).  Unless otherwise defined in this Letter Amendment No. 2 to Third Amended and Restated Master Shelf Agreement (this “Amendment”), the terms defined in the Agreement shall be used herein as therein defined.

The Company has requested and, subject to the terms and conditions specified herein, the undersigned holders of the Notes are willing to make, certain amendments to the Agreement, all as more particularly set forth herein.

1.                                      Amendments to the Agreement.  Subject to the accuracy of the representations and warranties set forth in paragraph 2 hereof and satisfaction of the conditions set forth in paragraph 3(c) hereof, the undersigned holders of the Notes hereby agree with the Company to amend, effective as of the date first above written, the Agreement as follows:

(a)                                  Paragraph 1A.  Restatement and Amendment of Existing Agreement.  Paragraph 1A of the Agreement is deleted in its entirety and the following is inserted in lieu thereof:

“1A.                       Restatement and Amendment of Existing Agreement.  The Company and PICA entered into a Master Shelf Agreement dated as of December 19, 1991 as amended by Letter Amendment No. 1 dated October 22, 1992.  On July 22, 1993, the Company and PICA entered into an Amended and Restated Master Shelf Agreement which Amended and Restated such Master Shelf Agreement, as amended, in its entirety.  Such Amended and Restated Master Shelf Agreement was further amended by the Second Amended and Restated Master Shelf Agreement effective as of January 31, 1996.  Such Second Amended and Restated Master Shelf Agreement was amended by Letter Amendment No. 1 dated November 21, 1997, Letter Amendment No. 2 dated March 31, 1999, Limited Waiver, Consent, Release and Amendment No. 3 dated June 1, 1999, Limited Waiver, Consent, Release and Amendment No. 4 dated August 25, 2000, Letter Amendment No. 5 dated March 30, 2001 and Letter Amendment No. 6 dated March 1, 2002.  (The Second Amended and Restated Master Shelf Agreement, as amended, is referred to herein as the “Original Agreement”.)  Effective as of January 13, 2003, the Original Agreement was further amended by the Third Amended and Restated Master Shelf Agreement.  Such Third Amended and Restated Master Shelf Agreement has been amended by Letter Amendment No. 1 to Third Amended and Restated Master Shelf Agreement dated April 24, 2003 (“Amendment No. 1”).  (The Third Amended and Restated Master Shelf Agreement, as amended by Amendment No. 1, is referred to herein as the “Existing Agreement”).  The Company has issued to PICA or Prudential Affiliates $225,000,000 aggregate principal amount of Senior Notes (the “Original Notes”) pursuant to the Existing Agreement, thereby reducing the Available Facility Amount (as defined in the Existing Agreement) to $40,000,000.  The Company, PICA, Pruco, Prudential, ING and Prudential Affiliates entered into that certain Letter Amendment No. 2 to Third Amended and Restated Master Shelf Agreement dated as of June 29, 2004 (“Amendment No. 2”) to, among other things, amend certain provisions of the Existing Agreement including, without limitation, to increase the size of the Facility from $40,000,000 to $150,000,000 and extend the period during which Notes may be issued.  Accordingly, the Company, Prudential, PICA, Pruco and each Purchaser agrees that the Original Agreement is amended and restated in its entirety to read as provided in this Agreement, as modified by Amendment No. 1 and Amendment No. 2.

(b)                                 Paragraph 1B.  Authorization of Issues of Notes.  Paragraph 1B of the Agreement is amended by deleting the reference to “$265,000,000” in the first sentence thereof and inserting a reference to “$375,000,000” in lieu thereof.

(c)                                  Paragraph 2A.  Facility.  Paragraph 2A of the Agreement is amended in its entirety to read as follows:

“2A.                       Facility.

2A(1).               Facility.  Prudential is willing to consider, in its sole discretion and within limits which may be authorized for purchase by the Prudential Affiliates from time to time, the purchase of Notes pursuant to this Agreement.  The willingness of Prudential to consider such purchase of Notes is herein called the “Facility”.  At any time, the aggregate principal amount of Notes stated in paragraph 1(B), minus (i) the aggregate principal amount of Notes purchased and sold pursuant to this Agreement prior to such time (including the Original Notes) and (ii) the aggregate principal amount of Accepted Notes which have not yet been purchased and sold hereunder prior to such time, is herein called the

“Available Facility Amount” at such time.  NOTWITHSTANDING THE WILLINGNESS OF PRUDENTIAL TO CONSIDER PURCHASES OF NOTES, THIS AGREEMENT IS ENTERED INTO ON THE EXPRESS UNDERSTANDING THAT NEITHER PRUDENTIAL NOR ANY PRUDENTIAL AFFILIATE SHALL BE OBLIGATED TO MAKE OR ACCEPT OFFERS TO PURCHASE NOTES, OR TO QUOTE RATES, SPREADS OR OTHER TERMS WITH RESPECT TO SPECIFIC PURCHASES OF NOTES, AND THE FACILITY SHALL IN NO WAY BE CONSTRUED AS A COMMITMENT BY PRUDENTIAL OR ANY PRUDENTIAL AFFILIATE.

2A(2).  Limitation on Facility.  Notwithstanding anything in paragraph 2A(1), the Company may not request the issuance of Notes, and neither Prudential nor any other Prudential Financial Entity shall be required to purchase Notes pursuant to the Facility if, after the issuance of such Notes, the aggregate amount of Western Exposure would exceed $175,000,000.”

(d)                                 Paragraph 2B.  Issuance Period.  Paragraph 2B of the Agreement is hereby amended by deleting the date “January 13, 2005” in the last sentence thereof and inserting the date “June 29, 2006” in lieu thereof.

(e)                                  Paragraph 2D.  Request for Purchase.  Paragraph 2D of the Agreement is hereby amended to (A) delete the word “and” from the end of clause (vi), (B) renumber the existing clause (vii) to become clause (viii), and (C) insert new clause (vii) that reads as follows:

“(vii) specify the Designated Spread for such Notes, and”

(f)                                    Paragraph 2H.  Closing.  Paragraph 2H is amended by (A) renumbering the existing paragraphs 2H(2) and 2H(3) to become paragraphs 2H(3) and 2H(4), respectively, and (B) inserting the new paragraph 2H(2) that reads as follows:

“2H(2).  Series I Closing.  The Company hereby agrees to sell to the Purchasers and, subject to the terms and conditions herein set forth, each Purchaser agrees to purchase from the Company under the Facility $100,000,000 of 5.92% Senior Notes, Series I, due 2011 (the “Series I Notes”) in the aggregate principal amount set forth opposite its name on the Purchaser Schedule attached to Amendment No. 2 at 100% of such aggregate principal amount.  The Series I Notes shall be substantially in the form of Exhibit A-3 attached hereto.  The Company will deliver to Prudential, at the offices of Baker Botts L.L.P. at 2001 Ross Avenue, Dallas, Texas 75201, one or more Notes registered in the name of the Purchasers, evidencing the aggregate principal amount of Series I Notes to be purchased by the Purchasers and in the denomination or denominations specified in the Purchaser Schedule attached to Amendment No. 2 against payment of the purchase price thereof by transfer of immediately available funds to the credit of the Company’s account #0180352922 at Bank of America N.A., Dallas, Texas (ABA No. 111-000-012) on the date of closing, which shall be June 30, 2004, or any other date upon which the Company and Prudential may mutually agree in writing (the “Series I Closing”).”

(g)                                 Paragraph 2I.  Fees.

(I)                                    Paragraph 2I(1) of the Agreement is amended by deleting the reference to “Series H Closing” in such paragraph and inserting a reference to “Series I Closing” in lieu thereof.

(II)                                Paragraph 2I(4) of the Agreement is amended in its entirety to read as follows:

                                                “2I(4).  Structuring Fee.  The Company will pay to the Purchasers of the Series I Notes in the amounts set forth in Schedule 1 attached to Amendment No. 2 a structuring fee in the aggregate amount of $100,000 on the Series I Closing.”

(h)                                 Paragraph 5.  Affirmative Covenants.

(I)                                    Paragraph 5A of the Agreement is hereby amended to (A) insert the word “and” at the end of clause (vii), (B) delete clauses (viii), (ix), and (x) thereof, and (C) renumber the existing clause (xi) to become clause (viii).

(II)                                Paragraph 5A of the Agreement is further amended to delete the references to paragraphs 6A(1), 6A(3), 6A(5) and 6B in the penultimate paragraph thereof.

(III)                            Paragraph 5E of the Agreement is amended to delete the last sentence thereof and insert the following in lieu thereof:

“The Company shall notify Prudential immediately of any announcement by Moody’s or S&P of any downward change in a Debt Rating of which any officer has knowledge.”

(IV)                            Paragraph 5O of the Agreement is amended in its entirety to read as follows:

“5O.  Credit Fee.  The Company shall pay the holder of each Note originally issued by the Company prior to January 1, 2004 (each such Note and each Note delivered in substitution or exchange for any such Note pursuant to any provision of this Agreement, a “Pre-2004 Note”) a credit fee equal to 0.50% per annum of the principal amount of such Pre-2004 Note during the period beginning January 1, 1999 (with such credit fee accruing as if it had been in effect, continuously, beginning January 1, 1999), through the day on which the Company provides to such holder satisfactory evidence that the Company has received the Minimum Rating or achieved the Required Debt Ratio.  If the Company is downgraded below the Minimum Rating after having received the Minimum

Rating and at such time does not have the Required Debt Ratio, the Company shall pay the holder of each Pre-2004 Note a credit fee equal to 0.50% per annum of the outstanding principal amount of such Pre-2004 Note, in respect to such principal amount, during the period beginning the day after the Company loses the Minimum Rating and ending on the day the Company again provides satisfactory evidence to the holder of such Pre-2004 Note that the Company has received the Minimum Rating or has once again achieved the Required Debt Ratio (the credit fees applicable pursuant to the preceding two sentences are referred to herein as the “Credit Fee”).  The Credit Fee shall be payable quarterly in arrears on the last day of March, June, September and December of each year commencing March 31, 1999.”

(V)                                Paragraph 5P of the Agreement is amended to delete each reference therein to “or paragraph 5Q”.

(VI)                            Paragraph 5 of the Agreement is amended to delete paragraphs 5Q, 5R, 5S, 5T, 5U and 5V in their entirety.

(i)                                     Paragraph 6.  Negative Covenants.

(I)                                    Paragraph 6A(1) of the Agreement is deleted in its entirety and the following is inserted in lieu thereof:

“6A(1).  [Intentionally Deleted].”

(II)                                Paragraph 6A(3) of the Agreement is deleted in its entirety and the following is inserted in lieu thereof:

                                                “6A(3).  [Intentionally Deleted.]”

(III)                            Paragraph 6A(4) of the Agreement is amended in its entirety to read as follows:

“6A(4).  Total Fixed Charge Coverage Ratio.  For each fiscal quarter of the Company, the ratio of (i) the sum of (a) the Consolidated Net Earnings of the Company for the four immediately preceding fiscal quarters of the Company plus (b) the Company’s consolidated interest expense and provision for income taxes, depreciation and amortization for the four immediately preceding fiscal quarters of the Company that were taken into account in determining such Consolidated Net Earnings to (ii) the Company’s consolidated accrued interest expense for the four immediately preceding fiscal quarters to be less than 3.00 to 1.00.”

(IV)                            Paragraph 6A(5) of the Agreement is deleted in its entirety and the following is inserted in lieu thereof:

“6A(5).  [Intentionally Deleted].”

(V)                                Paragraph 6B of the Agreement is deleted in its entirety and the following is inserted in lieu thereof:

“6B.  [Intentionally Deleted].”

(VI)                            Clause (iv) of paragraph 6C(10) of the Agreement is deleted in its entirety and the following is inserted in lieu thereof:

“(iv)  any other contract that is a guaranty, an endorsement or another form of contingent liability in respect of the obligations, stock or dividends of any Person or that, in economic effect, is substantially equivalent to a guaranty (other than (a) the guaranties permitted by clause (vi) of paragraph 6C(2) and (b) any guaranty of the performance of a Subsidiary of the Company, provided that such guaranty does not guarantee Debt);”

(VII)                        Paragraph 6F of the Agreement is deleted in its entirety and the following is inserted in lieu thereof:

“6F.                          Most Favored Lender Status.  The Company will not, and will not permit any Subsidiary to, enter into, assume or otherwise be bound or obligated under the NCNB Agreement (including, without limitation, any and all renewals, extensions, refinancings, refundings, amendments, restatements, supplements, or modifications thereof) if such agreement contains one or more Additional Covenants or Additional Defaults, unless prior written consent to such agreement shall have been obtained pursuant to paragraph 11C; provided, however, in the event the Company or any Subsidiary shall enter into, assume or otherwise become bound by or obligated under such agreement without the prior written consent of the Required Holder(s), the terms of this Agreement shall, without any further action on the part of the Company or any of the holders of the Notes, be deemed to be amended automatically to include each Additional Covenant and each Additional Default contained in such agreement.  The Company further covenants to promptly execute and deliver at its expense (including the fees and expenses of counsel for the holders of the Notes) an amendment to this Agreement in form and substance satisfactory to the Required Holder(s) evidencing the amendment of this Agreement to include such Additional Covenants and Additional Defaults, provided that the execution and delivery of such amendment shall not be a precondition to the effectiveness of such amendment as provided for in this paragraph 6F, but shall merely be for the convenience of the parties hereto.  Notwithstanding the foregoing provisions of this paragraph 6F, this Agreement shall not be deemed to include Section 7.05(g) of the NCNB Agreement as in effect on June 29, 2004, unless such Section 7.05(g) is thereafter amended and constitutes an Additional Covenant.”

(j)                                     Events of Default.

(I)                                    Paragraph 7A of the Agreement is amended by deleting the existing clause (v) and inserting the following in lieu thereof:

“(v)  the Company fails to perform or observe any term, covenant or agreement contained in (x) the final sentence of paragraph 5E, (y) paragraph 5M, 5N or 5P, or (z) paragraph 6; or”

(II)                                      Paragraph 7A of the Agreement is further amended by deleting clause (a) from the language beginning immediately after clause (xvii) thereof and inserting the following in lieu thereof:

“(a) if such event is an Event of Default specified in clause (viii), (ix) or (x) of this paragraph 7A, all of the Notes at the time outstanding shall automatically become immediately due and payable at par together with interest and Credit Fee accrued thereof, without presentment, demand, protest or notice of any kind (including, without limitation, notice of intent to accelerate and notice of acceleration of maturity), all of which are hereby waived by the Company,”

(j)                                     Definitions.

(I)                                    Paragraph 10A of the Agreement is amended by deleting the existing definition of “Reinvestment Yield” and inserting the following definition in lieu thereof:

“Reinvestment Yield” shall mean, with respect to the Called Principal of any Note, the Designated Spread over the yield to maturity implied by (i) the yields reported as of 10:00 a.m. (New York City local time) on the Business Day next preceding the Settlement Date with respect to such Called Principal for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date on the display designated as Screen PX1 on the Bloomberg Financial Markets Services System (or, if the Bloomberg Financial Markets Services System shall cease to report such yields or shall cease to be Prudential Capital Group’s customary source of information for calculating yield-maintenance amounts on privately placed notes, then such generally recognized source as is then Prudential Capital Group’s customary source of such information), or if such yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable, (ii) the Treasury Constant Maturity Series yields reported, for the latest day for which such yields shall have been so reported as of the Business Day next preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15(519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date.  Such implied yield shall be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between yields reported for various maturities.  The Reinvestment Yield shall be rounded to that number of decimal places as appears in the coupon of the applicable Note.

(II)                                The following definition is inserted in paragraph 10A in the appropriate alphabetical position therein:

“Designated Spread” shall mean 0.75% in the case of each Series I Note and 0% in the case of each Note of any other Series unless the Confirmation of Acceptance with respect to the Notes of such Series specifies a different Designated Spread in which case it shall mean, with respect to each Note of such Series, the Designated Spread so specified.

(III)                            Paragraph 10B of the Agreement is amended by deleting the definitions of “Consolidated Net Earnings Available For Restricted Payments”, “Consolidated Senior Debt”, “Debt Rating Downgrade”, “Indenture”, “Mortgage”, “Oil and Gas Collateral”, “Replacement Ratings Agency”, “Restricted Payment”, “Restricted Subsidiary”, and “Significant Subsidiary”.

(IV)                            Paragraph 10B of the Agreement is amended by deleting the existing definitions of “Available Facility Amount”, “Collateral”, “Debt Rating”, “Facility”, “Intercreditor Agreement”, “NCNB Agreement”, “Security Documents”, and “Subordinated Debt” and inserting the following definitions in lieu thereof:

“Available Facility Amount” shall have the meaning specified in paragraph 2A(1).

“Collateral” shall mean (i) all of the “Collateral” as defined in each Pledge Agreement, and (ii) all of the other real or personal property of the Company, MIGC or any other Person in which a lien or security interest is granted pursuant to any Security Document.

“Debt Rating” shall mean, as of any date of determination, the rating as determined by either S&P or Moody’s of the Company’s Debt under the NCNB Agreement or any replacement credit facility therefor.

“Facility” shall have the meaning specified in paragraph 2A(1).

“Intercreditor Agreement” shall mean that certain Amended and Restated Intercreditor Agreement dated as of June 29, 2004, among Prudential, the holders of the Notes, the banks party to the NCNB Agreement, and Bank of America, N.A., as collateral agent, as the provisions thereof may from time to time be amended or waived in compliance with the terms hereof.

“NCNB Agreement” shall mean that certain Amended and Restated Credit Agreement dated as of June 29, 2004, among the Company, Bank of America, N.A., as Administrative Agent and L/C Issuer, JPMorgan Chase Bank,

BNP Paribas, The Royal Bank of Scotland plc, and Wachovia Bank, National Association, as Co-Syndication Agents, Wells Fargo Bank, N.A., Union Bank of California, N.A., and U.S. Bank National Association, as Co-Documentation Agents, and the lenders party thereto, as the provisions thereof may from time to time be amended or waived in compliance with paragraph 6E.

“Security Documents” shall mean all security agreements, deeds of trust, mortgages, chattel mortgages, pledges, guaranties, financing statements, continuation statements, extension agreements and other agreements or instruments now, heretofore, or hereafter delivered by the Company or any Subsidiary to Prudential, the holders of the Notes or the Collateral Agent in connection with this Agreement or any transaction contemplated hereby to secure or guarantee the payment of any part of the obligations hereunder or under the Notes or the performance of the other duties and obligations of the Company or any Subsidiary under this Agreement, including, without limitation, the Pledge Agreements.

“Subordinated Debt” shall mean unsecured Debt of the Company for borrowed money that is subordinated in right of payment to the payment of the Notes in a manner satisfactory to the Required Holder(s).

(V)                                The following definitions are inserted in paragraph 10B in the appropriate alphabetical order:

“Additional Covenant” shall mean any affirmative or negative covenant or similar restriction applicable to the Company or any Subsidiary (regardless of whether such provision is labeled or otherwise characterized as a covenant) the subject matter of which either (i) is similar to that of any covenant in paragraph 5 or 6 of this Agreement, or related definitions in paragraph 10 of this Agreement, but contains one or more percentages, amounts or formulas that is more restrictive than those set forth herein or more beneficial to the holder or holders of the Debt created or evidenced by the document in which such covenant or similar restriction is contained (and such covenant or similar restriction shall be deemed an Additional Covenant only to the extent that it is more restrictive or more beneficial) or (ii) is different from the subject matter of any covenant in paragraph 5 or 6 of this Agreement, or related definitions in paragraph 10 of this Agreement.

“Additional Default” shall mean any provision contained in any document or instrument creating or evidencing Debt of the Company or any Subsidiary which permits the holder or holders of Debt to accelerate (with the passage of time or giving of notice or both) the maturity thereof or otherwise requires the Company or any Subsidiary to purchase such Debt prior to the stated maturity thereof and which either (i) is similar to any Default or Event of Default contained in paragraph 7 of this Agreement, or related definitions in paragraph 10 of this Agreement, but contains one or more percentages, amounts or formulas that is more restrictive or has a shorter grace period than those set forth herein or is more beneficial to the holders of such other Debt (and such provision shall be deemed an Additional Default only to the extent that it is more restrictive, has a shorter grace period or is more beneficial) or (ii) is different from the subject matter of any Default or Event of Default contained in paragraph 7 of this Agreement, or related definitions in paragraph 10 of this Agreement.

“Amendment No. 1” shall have the meaning specified in paragraph 1A.

“Amendment No. 2” shall have the meaning specified in paragraph 1A.

“Pre-2004 Note” shall have the meaning specified in paragraph 5O.

“Prudential Financial Entity” shall mean (i) PICA, Pruco, Pruco Life Insurance Company of New Jersey and any other corporation or other entity controlling, controlled by, or under common control with, PICA.  For purposes of this definition, the terms “control”, “controlling” and “controlled” shall mean the ownership, directly or through subsidiaries, of a majority of a corporation’s or other entity’s voting stock or equivalent voting securities or interests.

“Series I Notes” shall have the meaning specified in paragraph 2H(2).

“Series I Closing” shall have the meaning specified in paragraph 2H(2).

“Western Exposure” means, at any time, the aggregate principal amount of (i) Notes outstanding at such time held by Prudential Financial Entities (other than Notes held for separate accounts) and (ii) Accepted Notes which Prudential Financial Entities have agreed to purchase but which have not been purchased at such time (other than Accepted Notes to be purchased for separate accounts).

(k)                                  Paragraph 11.  Paragraph 11 of the Agreement is amended to delete paragraph 11R in its entirety.

(l)                                     Exhibit A-3.  A new Exhibit A-3 is added to the Agreement in the form attached as Exhibit A-3 hereto.

(m)                               Exhibit C.  Exhibit C to the Agreement is deleted in its entirety and Exhibit C attached hereto is inserted in lieu thereof.

(n)                                 Exhibit E.  Exhibit E to the Agreement is deleted in its entirety and Exhibit E attached hereto is inserted in lieu thereof.

2.                                      Representations and Warranties.  In order to induce each of you to enter into this Amendment, the Company hereby represents and warrants as follows:

(a)                                  Due Authorization; Noncontravention.  The execution, delivery and performance by the Company and each Guarantor of this Amendment, the Agreement as amended hereby, the Notes, the Guaranties, the Intercreditor Agreement and the Security

Documents have in each case been duly authorized by all necessary corporate or limited liability company action, as applicable, and do not and will not (i) contravene the terms of the charter and by-laws or other organizational documents of the Company or any Guarantor, (ii) conflict with or result in any breach or contravention of, or the creation of any Lien (other than the Liens created by the Security Documents) under, any document evidencing any contractual obligation to which any such Person is a party or any order, injunction, writ or decree of any governmental authority binding on any such Person or its property, or (iii) violate any applicable law binding on or affecting any such Person.

(b)                                 Binding Effect.  This Amendment, the Agreement as amended hereby, the Notes, the Guaranties, the Intercreditor Agreement and the Security Documents constitute the legal, valid and binding obligations of the Company and the Guarantors, enforceable against such Persons in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles of general applicability.

(c)                                  Representations and Warranties.  The representations and warranties of the Company and the Guarantors set forth in the Agreement, the Guaranties and the Security Documents are true and correct on and as of the date hereof, both before and after giving effect to the effectiveness of this Amendment (except to the extent such representations and warranties expressly are limited to an earlier date, in which such representations and warranties are true and correct on and as of such earlier date).

(d)                                 No Defaults.  No Default or Event of Default exists under the Agreement, the Notes, any Guaranty, any Security Document or any other agreement or instrument executed in connection therewith and no default or event of default exists under the NCNB Agreement, any agreement or instrument executed in connection therewith or any other material contract or agreement to which the Company or any of the Guarantors is a party, and, to the Company’s knowledge, no such default or event of default is imminent.

3.                                      Miscellaneous.

(a)                                  Effect on Agreement.  On and after the effective date of this Amendment, each reference in the Agreement to “this Agreement”, “hereunder”, “hereof”, or words of like import referring to the Agreement and each reference in the Notes and all other documents executed in connection with the Agreement to “the Agreement”, “thereunder”, “thereof”, or words of like import referring to the Agreement shall mean the Agreement as amended by this Amendment.  The Agreement, as amended by this Amendment, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.

(b)                                 Counterparts.  This Amendment may be executed in any number of counterparts (including those transmitted by facsimile) and by any combination of the parties hereto in separate counterparts, each of which counterparts shall be an original and all of which taken together shall constitute one and the same Amendment.  Delivery of this Amendment may be made by facsimile transmission of a duly executed counterpart copy hereof.

(c)                                  Effectiveness.  This Amendment shall become effective as of the date first above written when and if each of the conditions set forth in this subparagraph (c) shall have been satisfied.

(I)                                    Amendment.  Counterparts of this Amendment shall have been executed by the Company, each Guarantor and the Required Holder(s) and shall have been delivered to Prudential.

(II)                                NCNB Loan Documents.  The Loan Documents (as defined in the NCNB Agreement) shall have been executed by all parties thereto, a final copy and execution pages thereof shall have been delivered to Prudential and all of such Loan Documents shall be in form and substance satisfactory to Prudential and in full force and effect.

(III)                            Intercreditor Agreement.  The Intercreditor Agreement shall have been executed by all parties thereto, a counterpart thereof shall have been delivered to Prudential and such Intercreditor Agreement shall be in form and substance satisfactory to Prudential and in full force and effect.

(IV)                            Representations and Warranties.  Each of the representations and warranties made in this Amendment shall be true and correct on and as of the date hereof as if made on and as of such date, both before and after giving effect to this Amendment.

(V)                                Amendment Fee.  The Company shall have paid by wire transfer of immediately available funds to the holders of Pre-2004 Notes in the amounts set forth in Schedule 2 hereto an amendment fee in the aggregate amount of $45,000.00.

(VI)                            Fees and Expenses of Counsel.  The Company shall have paid the fees, costs and out-of-pocket expenses incurred by external counsel to Prudential in connection with the preparation, negotiation, execution and delivery of this Amendment and all transaction contemplated hereby.

(d)                                 Expenses.  The Company confirms its agreement, pursuant to paragraph 11B of the Agreement, to pay promptly all expenses of the undersigned holders of Notes related to the preparation, reproduction, execution and delivery of this Amendment and all matters contemplated hereby, including without limitation all fees and expenses of counsel to such parties.

(e)                                  Governing Law.  THIS AMENDMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK.

(f)                                    Affirmation of Obligations and Liens.  Notwithstanding that such consent is not required thereunder, each of the Guarantors consents to the execution and delivery of this Amendment by the parties hereto, including, without limitation, the increase in the aggregate amount of Notes that may be issued under the Agreement to $375,000,000. As a material inducement to the undersigned to amend the Agreement, each of the Guarantors respectively

(i) acknowledges and confirms the continuing existence, validity and effectiveness of the Guaranty and Pledge Agreement, if any, to which it is a party, and any Liens granted thereunder, and (ii) agrees that the execution, delivery and performance of this Amendment shall not in any way release, diminish, impair, reduce or otherwise affect its obligations under any such Guaranty or Pledge Agreement or any Liens granted thereunder except that, upon the effectiveness of, and on and after the date of this Amendment, each reference in such Guaranty or Pledge Agreement to (A) the “Shelf Agreement” shall mean the Agreement as amended by this Amendment, and as the same may be further amended or modified from time to time, and (B) the “Notes” shall mean the Notes as defined in the Agreement as amended by this Amendment, and as the same may be further amended or modified from time to time.

(g)                                 Series I Notes.  On or before June 30, 2004, the Company agrees to satisfy all of the conditions set forth in paragraph 3A of the Agreement for the Series I Closing (including, without limitation, (i) the Purchasers of the Series I Notes shall have received the structuring fee referred to in paragraph 2I(4) of the Agreement, as amended hereby, (ii) Prudential shall have received a Funds Delivery Instruction Letter in the form of Exhibit H attached to the Agreement, duly executed by the Company, and (iii) each Purchaser shall have received the opinion described in paragraph 3A(viii) of the Agreement, provided that such opinion shall, in addition to such other matters as the Purchasers may reasonably request, cover this Amendment, the Agreement as amended hereby, the Guaranties as amended hereby and the Security Documents as amended hereby).

(h)                                 Headings.  The headings of the various paragraphs and subparagraphs of this Amendment are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof.

(i)                                     FINAL AGREEMENT.  THE AGREEMENT, AS AMENDED BY THIS AMENDMENT, TOGETHER WITH THE NOTES, THE GUARANTIES, THE INTERCREDITOR AGREEMENT AND THE SECURITY DOCUMENTS, REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[Remainder of page is intentionally left blank; signature pages follow]

If you agree to the terms and provisions hereof, please evidence your agreement by executing and returning a counterpart of this Amendment to Western Gas Resources, Inc., 1099 18th Street, Suite 1200, Denver, CO 80202, Attention: General Counsel.

Very truly yours,

WESTERN GAS RESOURCES, INC.

By:	/s/ William J. Krysiak
William J. Krysiak
Executive Vice President- CFO

Agreed as of the date first above written:

THE PRUDENTIAL INSURANCE COMPANY
OF AMERICA

By:	/s/ Brian E. Lemmons
Vice President

PRUCO LIFE INSURANCE COMPANY

By:	/s/ Brian E. Lemmons
Vice President

PRUCO LIFE INSURANCE COMPANY OF
NEW JERSEY

By:	/s/ Brian E. Lemmons
Vice President

ING LIFE INSURANCE & ANNUITY COMPANY

By:	Prudential Private Placement Investors, L.P. (as Investment Advisor)

By:	Prudential Private Placement Investors, Inc. (as its General Partner)

	By	/s/ Brian E. Lemmons
Vice President

GIBRALTAR LIFE INSURANCE CO., LTD.

By:	Prudential Investment Management (Japan), Inc., as Investment Manager

By:	Prudential Investment Management, Inc., as Sub-Adviser

	By:	/s/ Brian E. Lemmons
Vice President

RGA REINSURANCE COMPANY

By:	Prudential Private Placement Investors, L.P. (as Investment Advisor)

By:	Prudential Private Placement Investors, Inc. (as its General Partner)

	By:	/s/ Brian E. Lemmons
Vice President

AMERICAN BANKERS LIFE ASSURANCE
COMPANY OF FLORIDA, INC.

By:	Prudential Private Placement Investors, L.P. (as Investment Advisor)

By:	Prudential Private Placement Investors, Inc. (as its General Partner)

	By:	/s/ Brian E. Lemmons
Vice President

FORTIS BENEFITS INSURANCE COMPANY

By:	Prudential Private Placement Investors, L.P. (as Investment Advisor)

By:	Prudential Private Placement Investors, Inc. (as its General Partner)

	By:	/s/ Brian E. Lemmons
Vice President

CONNECTICUT GENERAL LIFE INSURANCE
COMPANY

By:	Prudential Investment Management, Inc., as Investment Manager

	By:	/s/ Brian E. Lemmons
Vice President

Agreed and acknowledged by each of the undersigned for
the purposes set forth in paragraph 4(f).

MIGC, INC.
MGTC, INC.
WESTERN GAS RESOURCES-TEXAS, INC.
MOUNTAIN GAS RESOURCES, INC.
LANCE OIL & GAS COMPANY, INC.

By:	/s/ William J. Krysiak
William J. Krysiak
Executive Vice President- CFO

WESTERN GAS WYOMING, L.L.C.

By:	Western Gas Resources, Inc., its sole
member

	By:	/s/ William J. Krysiak
William J. Krysiak
Executive Vice President- CFO